UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

       FRONTIER BEVERAGE COMPANY, INC.

         (Exact name of registrant specified in charter)

Nevada	000-52297	06-1678089
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

                            c/o Paul Law Group, Inc., 902 Broadway, 6th Floor                         10010

New York, NY

                                                   (Address of principal executive offices)                           (Zip Code)

(646) 278-9953

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2013 the Company filed with the Secretary of State of Nevada a Certificate of Amendment amending the Company’s Amended and Restated Articles of Incorporation to increase the Company’s authorized capital stock from 100 million shares of the Company’s common stock, par value $.001 per share (“Common Stock”) to 500 million shares of Common Stock (the “Certificate of Amendment”).

The increase of authorized shares was approved by the board of directors of the Company on July 10, 2013 and by stockholders holding a majority of the issued and outstanding shares of Common Stock by a resolution dated the same date. The Company intends to provide all shareholders of record with an Information Statement on Schedule 14C and will not engage in any corporate action with respect to the Certificate of Amendment until the passage of any required periods.

A copy of the Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Document

3.1

 Certificate of Amendment to Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Beverage Company, Inc.

By:	/s/ Ruben Yakubov
Name: Ruben Yakubov
Title: President
Dated: July 16, 2013